Exhibit 10.14

SHARE RESTRICTION DEED

THIS SHARE RESTRICTION DEED (this “Deed”) is made and entered into as of January 3, 2018 by and among Qtech Ltd., an exempted company duly incorporated and validly existing under the laws of the Cayman Islands (the “Company”), Li Lei (李磊), a citizen of the People’s Republic of China (the “Principal”), and News Optimizer (BVI) Ltd., a company duly incorporated and validly existing under the laws of the British Virgin Islands (the “Principal Holding Company/ies”).

In consideration of the foregoing recitals and the mutual promises hereinafter set forth, the sufficiency and adequacy of which consideration the parties hereby acknowledge, the parties hereto, intending to be legally bound, agree as follows. Unless otherwise provided herein, capitalized terms shall have the meanings ascribed to them in the then effective Memorandum and Articles of Association of the Company (as amended and restated from time to time).

1.    Obligation to Sell Principal’s Shares.

1.1    General.

(A)    3,750,000 Ordinary Shares held by the Principal through the Principal Holding Company(ies) (as appropriately adjusted for share splits, combinations, reorganizations and any similar event, representing 50% of all the Ordinary Shares held by the Principal through the Principal Holding Company(ies) as of the date of consummation of the subscription of the Series A1 Preferred Shares of the Company) that have not become vested pursuant to Section 1.2 shall be deemed “Restricted Shares” and shall be sold to, and be repurchased by, the Company if any the conditions described in this Section 1.1 has been satisfied (the “Sale Obligation”).

(B)    In the event that the Principal voluntarily and unilaterally terminates his employment/service contract with any applicable Group Company or the Principal’s employment or service relationship is terminated by any applicable Group Company for Cause (each, a “Termination”), unless otherwise approved by the board of directors of the Company (the “Board”) (which approval must include the approval of all of the directors of the Company appointed by any holder of preferred shares of the Company (the “Preferred Directors”)), the Principal Holding Company(ies) shall, and the Principal shall ensure that the Principal Holding Company(ies) shall, sell to the Company, and the Company shall repurchase from the Principal Holding Company(ies), all of the Restricted Shares at a price of US$0.0001 per share (as adjusted for share splits and similar transactions). For purposes of this Deed.

(i)    “Cause” means any one of the following grounds: (i) an unauthorized use or disclosure by the Principal of a Group Company’s confidential information or trade secrets, which result in a Material Adverse Effect, (ii) a material breach by the Principal of any employment-related agreement or other agreement between the Principal and any Group Company, (iii) a material failure by the Principal to comply with any Group Company’s written policies or rules which results in a Material Adverse Effect, (iv) the Principal’s engagement in any criminal conduct or fraud, (v) the Principal’s gross negligence or willful misconduct which results in a Material Adverse Effect, (vi) a continued failure or incompetence by the Principal to perform his core responsibilities which results in a Material Adverse Effect.

(ii)    “Control” of a given entity means the power or authority, whether exercised or not, to direct the business, management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such entity or power to control the composition of a majority of the board of directors of such entity. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing

(iii)    “Group Company” means each of the Company and any other entity directly or indirectly Controlled by the Company, and “Group” refers to all of the Group Companies collectively.

(iv)    “Material Adverse Effect” means any event, occurrence, fact, condition, change or development that has had, has, or could reasonably be expected to have, individually or together with other events, occurrences, facts, conditions, changes or developments, a material adverse effect on the business, properties, assets, employees, operations, results of operations, condition (financial or otherwise), prospects, assets or liabilities of the Group, taken as a whole.

1.2    Vesting.

(A)    Unless otherwise approved by the Board (which approval must include the approvals of the Preferred Directors), the Restricted Shares shall vest according to the schedule set forth in this Section 1.2. For purposes of this Deed, the “Vesting Commencement Date” shall be the date hereof. Fifty percent (50%) of the total Restricted Shares held by the Principal through the Principal Holding Company(ies) shall become vested and shall no longer be deemed Restricted Shares at the end of each anniversary of continuous, full-time employment with the applicable Group Company completed by the Principal starting from the Vesting Commencement Date, so that at the end of two (2) years of continuous, full-time employment with the applicable Group Company starting from the Vesting Commencement Date, the entirety of the Restricted Shares held by the Principal through the Principal Holding Company(ies) shall have become vested and shall no longer be deemed Restricted Shares.

Notwithstanding the foregoing, all the remaining Restricted Shares held by the Principal through the Principal Holding Company(ies) shall vest immediately and no longer be deemed Restricted Shares upon a Deemed Liquidation Event or IPO of the Company.

1.3    Mechanism of Repurchase. Within five (5) days after the occurrence of a Termination, the Principal shall notify the Company and the Board of such Termination. Within ninety (90) days following a Termination with respect to the Principal (the “Repurchase Period”), the Principal and the Principal Holding Company(ies) and the Company shall complete the repurchase of the Restricted Shares. At the Company’s option, the aggregate repurchase price of the Restricted Shares being repurchased may be paid: (i) by delivery with such notice of a check to the Principal or his or her executor, or (ii) by cancellation by the Company of an amount of the Principal’s indebtedness to the Company, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such repurchase price. Upon the occurrence of a Termination and so long as the Company makes available payment of the repurchase price as provided herein, the repurchase shall be deemed completed, and the Restricted Shares being repurchased and all rights and interests therein shall be canceled, and the Principal shall no longer be considered the owner of those Restricted Shares repurchased for record or any other purposes and will be entitled thereafter only to receipt of the purchase price for the Restricted Shares repurchased. The Company shall update its register of members to reflect the above repurchase and cancel the portion of the repurchased Restricted Shares, within thirty (30) days after the Principal or the Principal Holding Company(ies) receives the aggregate purchase price.

2.    Prohibition on Transfer of Restricted Shares.

2.1    Prohibition on Transfer. The Principal and Principal Holding Company(ies) shall not directly or indirectly sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way or otherwise grant any interest or right with respect to (“Transfer”) all or any part of any interest in any Restricted Shares. Any Restricted Shares that have become vested shall be Transferred in accordance with the terms of this Deed, applicable Law and the Shareholders Agreement. Any attempt to Transfer the Restricted Shares in violation of this Deed or the Shareholders Agreement shall be null and void, shall not be recorded on the register of members of the Company and shall not be recognized by the Company.

2.2    No Indirect Transfers. Each of the Principal and Principal Holding Company(ies) further agrees not to circumvent or otherwise avoid the transfer restrictions or intent thereof set forth in this Deed and the Shareholders Agreement by the direct or indirect holding of any Equity Securities of the Company through one or more entities in which interests may be Transferred free of such restrictions.

3.    Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form of Shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, the prohibition of transfer under this Section 3 and the Sale Obligation shall apply mutatis mutandis to any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) that by reason of such transaction are distributed with respect to any Restricted Shares then subject to the Sale Obligation and the prohibition of transfer, to the same extent as such Restricted Shares.

4.    Legends. The certificate or certificates representing the Restricted Shares shall bear the following legends (as well as any legends required by the Shareholders Agreement, and any applicable securities Laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE SHARE RESTRICTION DEED AND THE SHAREHOLDERS AGREEMENT BY AND AMONG THE HOLDER HEREOF, THE COMPANY, CERTAIN OTHER SHAREHOLDERS OF THE COMPANY AND CERTAIN OTHER PARTIES THERETO, RESPECTIVELY. COPIES OF SUCH DEED AND AGREEMENT ARE ON FILE WITH THE PRINCIPLE OFFICE OF THE COMPANY.

5.    Miscellaneous.

5.1    Severability. Whenever possible, each provision of this Deed shall be interpreted in such manner as to be valid, legal, and enforceable under all applicable laws. If, however, any provision of this Deed shall be invalid, illegal, or unenforceable under any such applicable law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Deed, or the validity, legality, or enforceability of such provision in any other jurisdiction.

5.2    Amendment; Waiver. This Deed may be amended, modified, superseded, canceled, renewed or extended only by an Deed in writing executed by the Principal and the Company, provided that the Board (which approval must include the approvals of the Preferred Directors) approves such amendment. The failure by any party at any time to require performance or compliance by the other of any of its obligations or agreements will in no way affect the right to require such performance or compliance at any time thereafter. The waiver by any party of a breach of any provision of this Deed will not be treated as a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind will be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

5.3    Assignment. This Deed and the rights and obligations of a party hereunder shall not otherwise be assigned without the consent of the other party.

5.4    Governing law. This Deed shall be governed by and construed under the laws of Hong Kong Special Administrative Region, without regard to the principles of conflicts of laws thereunder.

5.5    Dispute Resolution.

(a)    Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Deed, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of the claimant to the dispute with notice (the “Arbitration Notice”) to the respondent(s) to the dispute.

(b)    The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There shall be three (3) arbitrators. The claimant(s) to the dispute shall jointly select one arbitrator and the respondent(s) to the dispute shall jointly select one arbitrator. All selections shall be made within 30 days after the selecting Party gives or receives the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong.

(c)    The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail.

(d)    Each party to the arbitration shall cooperate with each other parties to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(e)    The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(f)    The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong, without regard to principles of conflict of laws thereunder, and shall not apply any other substantive Law.

(g)    Any party to the Dispute shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(h)    During the course of the arbitral tribunal’s adjudication of the Dispute, this Deed shall continue to be performed except with respect to the part in dispute and under adjudication.

5.6    Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Deed will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

5.7    Termination. This Deed will be terminated and will be of no further force and effect upon a Deemed Liquidation Event or the IPO of the Company.

5.8    Rights Cumulative. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such party may have at law or in equity in the event of the breach of any of the terms of this Deed. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

5.9    No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

5.10    No Presumption. The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Deed against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Deed, no presumption or burden of proof or persuasion will be implied because this Deed was prepared by or at the request of any party or its counsel.

5.11    Headings. The headings used in this Deed are used for convenience only and are not to be considered in construing or interpreting this Deed.

5.12    Counterparts. This Deed may be executed in two or more counterparts, each of which shall be treated as an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being good and valid execution and delivery of this Deed by that party.

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IN WITNESS WHEREOF, the parties have executed this Deed as of the date first above written.

COMPANY:

EXECUTED and DELIVERED	)
as a DEED by	)
QTECH LTD.	)
in the presence of:	)

Name:
Title:

Signature of witness
Name:
Address:

[Signature Page to Share Restriction Deed]

IN WITNESS WHEREOF, the parties have executed this Deed as of the date first above written.

PRINCIPAL HOLDING COMPANY:

SIGNED, SEALED and DELIVERED	)
as a DEED by	)
NEWS OPTIMIZER (BVI) LTD.	)
in the presence of	)

Name:
Title:

Signature of witness
Name:
Address

[Signature Page to Share Restriction Deed]

IN WITNESS WHEREOF, the parties have executed this Deed as of the date first above written.

PRINCIPAL:

SIGNED, SEALED and DELIVERED	)
as a DEED by	)
)
in the presence of	)

Signature of witness
Name:
Address

[Signature Page to Share Restriction Deed]